Exhibit 99.2

Q2 2022 Results August 4, 2022 Exhibit 99.2

2 Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the ability of suppliers to supply Stoneridge with parts and components at competitive prices on a timely basis; fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases through negotiated price increases with our customers or other cost actions; our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; global economic trends, competition and geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and the related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries; the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows; the reduced purchases, loss or bankruptcy of a major customer or supplier; the costs and timing of facility closures, business realignment or similar actions; a significant change in automotive, commercial, off-highway and agricultural vehicle production; competitive market conditions and resulting effects on sales and pricing; our ability to successfully launch/produce products for awarded business; adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or customers products; labor disruptions at Stoneridge’s facilities or at any of Stoneridge’s significant customers or suppliers; the amount of Stoneridge’s indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its revolving credit facility; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the occurrence or non-occurrence of circumstances beyond Stoneridge’s control; and the items described in “Risk Factors” and other uncertainties or risks discussed in Stoneridge’s periodic and current reports filed with the Securities and Exchange Commission. Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward- looking statements include factors such as (1) continued economic instability or poor economic conditions in the United States and global markets, (2) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (3) changes in laws and regulations, (4) the state of the credit markets, (5) political stability, (6) international conflicts and (7) the occurrence of force majeure events. These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance; Stoneridge’s actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge’s results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the result of rounding due to the representation of values in millions rather than thousands in public filings.

Q2 2022 Overview

Stoneridge

- ✓ Pricing and supply chain actions continue to offset incremental material costs (offset ~90% of incremental material costs year-to-date)
- ✓ Second quarter adjusted EPS performance negatively impacted by FX headwinds of ~($0.06) vs. prior expectations
- ✓ Updating full-year 2022 guidance to account for second quarter headwinds as well as current market conditions
  - ✓ Reducing revenue midpoint by $15 million to reflect slower-than-expected improvement in customer production volumes despite continued strong end-market demand (~($0.11) second half impact vs. prior expectations)
  - ✓ Incremental second half non-operating expenses, including tax and interest expense, to reduce adjusted EPS guidance by ~($0.05)
  - ✓ Updating margin expectations to reflect reduced fixed cost leverage on lower sales expectations
  - ✓ Continued focus on operational performance and cost control expected to partially offset headwinds

Q2 2022 Financial Performance

	Reported	Adjusted
Sales	$220.9 million	$205.7 million
Gross Profit *Margin*	$38.6 million *17.5%*	$38.6 million *18.7%*
Operating Loss *Margin*	($5.9) million *(2.7%)*	($6.5) million *(3.2%)*
Tax Expense *Rate*	$0.4 million *(6.0%)*	$0.2 million *(2.8%)*
EPS	($0.27)	($0.29)
EBITDA *Margin*	-	$2.3 million *1.1%*

2022 Adjusted Full-Year Guidance

2022 Guidance *Previously Provided*	2022 Guidance *Updated*	*Midpoint Change*
$860.0 – $900.0 million	**$855.0 – $875.0 million**	*($15.0) million*
21.75% - 22.75%	**21.25% - 21.75%**	*(75) Bps*
1.0% - 2.0%	**0.75% - 1.25%**	*(50) Bps*
$4.5 - $6.5 million	**$5.5 - $6.5 million**	*$0.5 million*
($0.15) - $0.10	**($0.25) – ($0.15)**	*($0.17)*
5.25% - 6.25%	***4.75% - 5.25%***	*(75) Bps*

3

4 ▸ Sales increased in Q2 vs.Q1 primarily due to higher volumes and the continued ramp-up of recently launched programs offset by unfavorable impact of foreign currency of ~($1.6) million ▸ End-market demand remains strong – customer production schedules limited by material availability in the quarter ▸ Material limitations have generated a relatively high short-term backlog ▸ Offset ~90% of incremental material costs incurred year-to- date relative to 2021, however rising material costs continue to create a headwind ▸ Gross margin declined in Q2 vs. Q1 due in part to the unfavorable impact of foreign currency of ~($2.3) million ▸ One-time inventory adjustments and warranty expenses, expected to be contained to the quarter, further negatively impacted the quarter by ($1.5) million or ~70 bps Financial Summary Second quarter performance influenced by significant FX headwinds Q1 2022 vs. Q2 2022 Adjusted Sales Adjusted Gross Profit Adjusted Operating Loss Adjusted EBITDA $’s in USD Millions Q2 Financial Highlights *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates $196.6 $205.7 $207.3 Q1 2022 Q2 2022 Q2 2022 Ex. FX Impact* $41.4 $38.6 $40.8 21.1% 18.7% 18% 23% 28% 36 38 40 42 Q1 2022 Q2 2022 Q2 2022 Ex. FX Impact* 19.7% $4.3 $2.3 $2.0 2.2% 1.1% 0% 5% 0 5 Q1 2022 Q2 2022 Q2 2022 Ex. FX Impact* 0.9% $(3.0) $(6.5) $(4.9) -1.5% -3.2% -5% -3% -1% -10 -5 0 Q1 2022 Q2 2022 Q2 2022 Ex. FX Impact* -2.3%

Supply Chain Update

Pricing Actions / Supply Chain Strategy

- The pricing and supply chain actions taken in the first half of the year offset ~90% of the year-to-date incremental material costs in 2022 relative to 2021
- Continue to pass the majority of spot-buy costs through to customers

Material Cost Outlook

- Cautious optimism on material availability in the second half of the year
- Expecting inflation and material availability to continue to put significant pressure on material costs through the remainder of the year
  - Expecting continued supply chain actions and negotiations with customers related to price increases required to offset incremental material costs going-forward
- Macroeconomic drivers providing pressure on material availability and logistics costs including the continued conflict in Ukraine and potential further COVID lockdowns in mainland China

Net Supply Chain Costs by Category



Incremental Material and Premium Freight Costs
$0.6
$0.1
Net Material Spot Purchases
$1.1
$0.5
2021 Cost Recoveries*
($1.6)
YTD 2022
Q2 2022

Offset ~90% of year-to-date incremental material costs through continued pricing actions and cost recoveries

Continued pricing and supply chain actions have stabilized margin profile and reduced material cost related headwinds

**Recoveries from prior periods (2021 cost recoveries) not included in year-to-date cost recovery calculation*

5

6 Leadership Announcements ▸ Effective July 1st, Kevin Heigel, senior vice president, integrated supply chain, has returned to a consulting role to support the Company's global integrated supply chain initiatives on an as- needed basis ▸ Sal Orsini was appointed as Chief Procurement Officer effective July 1st ▸ Sal brings more than 25 years of global supply chain management experience in the automotive and aerospace industries, leading procurement organizations around the world while living in Asia Pacific, Europe and Mexico. ▸ Most recently, he was the vice president, global chief supply management officer at Nexteer Automotive. Prior to that, Sal held various leadership roles at Aptiv, General Motors, Rolls-Royce Aerospace and Delphi ▸ Sal will be focused on executing our company strategy through all aspects of the company’s global procurement organization, including supplier quality and global supply chain strategy ▸ Archie Nimmer, Vice President of Operations ▸ Archie has been with the Company since 2017. During his tenure, he has played an integral role in shaping our operations organization ▸ Archie will be focused on continuing to drive operational excellence globally Achieving supply chain and operational excellence through new leadership appointments focused on building on a strong foundation

MirrorEye Update

Stoneridge

Current Production Update

- Market demand continues to be strong and exceeds current material availability
- Due to supply-chain constraints, forecasted take rate for the remainder of 2022 ~35% for first OEM program
- Excluding supply-chain constraints, estimated take rates in 2022 would be ~50% based on customer demand
- Based on customer forecasts, expecting 2023 take rates to exceed 50%

First OEM Program (Currently In-Production)

	Awarded	Current *with supply constraints*	Est. Current *w/o supply constraints***	Forecasted 2023
Take Rate Assumption	16%	~35%	~50%	~50%+
Peak Annual Revenue*	$13M	~$22.5M	~$42M	~$42M+

OEM Program Update

OEM Program	Expected Launch Timing	Estimated Take Rate at Time Award	Estimated Peak Annual Revenue at Time of Award
Program 1	Launched Q4 2021	See Above	
Program 2	Q1 2023	~10%	$14M
Program 3	Q3 2023 (EU) Q1 2025 (NA)	~25% (EU) ~10% (NA)	$35M $6M
Program 4	Q1 2024	<5%	$4M

Optimistic that future program take rates will outperform awarded rates based on current program performance

Strong initial demand, limited in the short-term by material availability constraints
OEM take rate expected to exceed 50% in 2023 as supply chain issues subside

**Peak annual revenue based on quoted pricing at the time of the award*
***Based on current customer forecasts*

7

8 Focused Strategy Driving Long-Term Performance Stoneridge is well positioned to outperform the market, drive significant margin expansion and deliver shareholder value through long-term profitable growth * The Company defines backlog as the estimated cumulative awarded sales for the next five years (or “estimated sourced future sales”). Backlog as of December 31, 2021. Revenue Growth Outpacing the Market by 2x – 3x • Product portfolio aligned with industry megatrends (~85% drivetrain agnostic by 2025) • Backlog* of awarded business supports $1.5B revenue target by 2026 (9%+ CAGR) EBITDA Margin Expansion up to 14% by 2026 • 25-30% contribution margin on incremental revenue • Engineering footprint transformation supports expanded capabilities with minimal incremental costs • SG&A structure in place to support significant growth Focused on the Future • MirrorEye retrofit momentum and OEM take-rates driving significant incremental opportunity • Control Devices aligned with powertrain electrification positioning segment for sustainable growth • Global footprint, customer and end- market diversity and product portfolio sets foundation for long- term profitable growth

9 Financial Update

2nd Quarter 2022 Financial Summary

Stoneridge

2nd Quarter 2022 Financial Results

- **Adjusted sales of $205.7 million, an increase of 4.6% over Q1 2022**
  - Control Devices sales of $85.0 million, consistent with Q1 2022
  - Electronics adjusted sales of $115.1 million, an increase of 6.4% over Q1 2022
  - Stoneridge Brazil sales of $13.3 million, an increase of 10.8% compared to Q1 2022
- **Adjusted operating loss of ($6.5) million ((3.2%) adjusted operating margin), a decrease of 170 bps over Q1 2022**
  - Control Devices adjusted operating income of $4.1 million (4.8% adjusted operating margin), a decrease of 310 bps over Q1 2022
  - Electronics operating loss of ($2.5) million ((2.2%) operating margin), an increase of 30 bps over Q1 2022
  - Stoneridge Brazil adjusted operating income of $0.4 million (3.0% adjusted operating margin), a decrease of 140 bps compared to Q1 2022

2022 Updated Full-Year Guidance

	2022 Guidance *Previously Provided*	2022 Guidance *Updated*	*Mid-point Change*
Sales	$860.0 – $900.0 million	**$855.0 – $875.0 million**	*($15.0) million*
Adjusted Gross Margin	21.75% - 22.75%	**21.25% - 21.75%**	*(75) Bps*
Adjusted Operating Margin	1.0% - 2.0%	**0.75% - 1.25%**	*(50) Bps*
Adjusted Tax Expense	$4.5 - $6.5 million	**$5.5 - $6.5 million**	*$0.5 million*
Adjusted EPS	($0.15) - $0.10	**($0.25) – ($0.15)**	*($0.17)*
Adjusted EBITDA Margin	*5.25% - 6.25%*	***4.75% - 5.25%***	*(75) Bps*

Updated Guidance Summary

- Updating full-year 2022 guidance to account for second quarter headwinds as well as current market conditions
  - Reducing revenue mid-point by $15 million (~($0.11) impact vs. prior expectations)
  - Non-operating expenses to reduce adjusted EPS guidance by ~($0.11) (Expecting incremental ~($0.05) in second half)
  - Reducing margin expectations to reflect reduced fixed cost leverage on lower sales expectations
  - Operation performance and continued cost control expected to partially offset headwinds

10

Q2 2022 Performance Drivers

Stoneridge

Q2 Operating Performance				Q2 FX Impact
↔ Net Incremental Material Costs	↓ Non-recurring Inventory Adjustments *~($1.5M)*	↓ Production Volatility/Mix and Manufacturing Inefficiencies	↑ Reduced SG&A & D&D Expenses	↓ Net FX Impact *~($0.06)*
~Net Impact to EPS of ~($0.02)				**Net Impact of ~($0.06)**

Q2 Operating Performance

- Incremental material costs net of customer recoveries inline with prior expectations
- Inventory adjustments created a headwind of ~$1.5 million or ~70 bps – not expected to recur
- Reduced SG&A and D&D expenses partially offset non-recurring inventory adjustments as well as production volatility/mix and manufacturing inefficiencies

Q2 FX Impact

- Net FX headwind during the quarter primarily related to European currency exposures offset by favorable settlement of net investment hedge of $3.7 million

Focused on driving margin expansion through cost mitigation actions and careful management of our cost structure to offset continued macroeconomic headwinds

11

12 Control Devices Financial Performance Continuing to focus on pricing actions and supply chain strategy to offset incremental material costs Expecting continued production volatility for the remainder of the year Control Devices 2022 Expectations ▸ Efficiently adjust variable cost structure to align with volatile customer production schedules. ▸ Continue to focus on supply chain strategy and price negotiations with customers to offset continued material inflation as necessary ▸ Continue to invest in and grow capabilities to meet significant incremental demand on electrified vehicle platform actuation programs Q1 2022 vs. Q2 2022 Sales Operating Income $’s in USD Millions Control Devices Q2 Summary Sales in line with Q1 2022 primarily due to incremental revenue from actuation program ramp-ups offset by continued volatility in customer production volumes and COVID-related shutdowns in China Sales in Q2 2022 include the unfavorable impact of foreign currency of approximately ($0.6) million vs. Q1 2022 Operating margin declined vs. Q1 2022 primarily driven by the timing of a favorable SG&A benefit recognized in Q1 and higher material costs in Q2 $6.8 $4.1 $4.1 8.0% 4.8% 2% 4% 6% 8% 10% 12% 14% 0 1 2 3 4 5 6 7 8 Q1 2022 Q2 2022 Q2 2022 Ex FX Impact* 4.8% $85.0 $85.0 $85.6 Q1 2022 Q2 2022 Q2 2022 Ex FX Impact* *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

13 Q1 2022 vs. Q2 2022 Adjusted Sales Operating Loss Electronics Financial Performance Focused on margin expansion based on pricing actions and efficient engineering spend Continued momentum with MirrorEye OEM program launches and retrofit expansions Electronics 2022 Expectations ▸ Strong revenue growth and updated pricing aligned with current macroeconomic conditions expected to drive continued margin expansion ▸ Continue to execute on MirrorEye OEM program launches and retrofit expansions $’s in USD Millions Electronics Q2 Summary Increased sales vs. Q1 2022 primarily due to continued strong end-market demand, expansion of recently launched programs and pricing actions Adjusted sales in Q2 2022 include unfavorable foreign currency impact of approximately ($1.8) million vs. Q1 2022 Q2 adjusted operating margin improved vs. Q1 2022 primarily due to reduced net engineering spend as well as reduced SG&A costs Operating loss in Q2 2022 includes unfavorable foreign currency impact of approximately ($2.1) million vs. Q1 2022 Incurred non-recurring inventory adjustments of $1.5 million or 70 bps -0.4% $108.3 $115.1 $117.0 Q1 2022 Q2 2022 Q2 Ex FX Impact* $(2.7) $(2.5) $(0.5) -2.5% -2.2% -5% -3% -1% 1% -3 -2 -1 0 Q1 2022 Q2 2022 Q2 Ex FX Impact* *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

14 Q1 2022 vs. Q2 2022 Sales Adjusted Operating Income Stoneridge Brazil Financial Performance Expecting relatively stable revenue and margin performance despite continued macroeconomic challenges through careful cost management Stoneridge Brazil 2022 Expectations Continue to expect macroeconomic challenges mainly due to price increases related to imported components and inflationary increases on labor costs and service costs Remain focused on the ramp-up of local OEM business and efficient management of variable costs to offset economic headwinds Continue to support global engineering capabilities with cost-efficient, highly capable technical resources Stoneridge Brazil Q2 Summary Q2 sales increased by $1.3 million vs. Q1 2022 primarily due the favorable impact of foreign currency of $0.7 million Adjusted operating income decreased by $0.1 million vs. Q1 2022 Adjusted operating income in Q2 2022 includes favorable foreign currency impact of approximately $0.4 million vs. Q1 2022 $’s in USD Millions 0.0% $12.0 $13.3 $12.6 Q1 2022 Q2 2022 Q2 2022 Ex FX Impact* $0.5 $0.4 $0.00 4.4% 3.0% -3% 7% Q1 2022 Q2 2022 Q2 2022 Ex FX Impact* *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

Updated 2022 Adjusted EPS Guidance

Stoneridge

Drivers of Updated 2022 Adjusted EPS Guidance



Previously Provided 2022 Midpoint Guidance
($0.03)
Q2 performance vs. previous expectations ~($0.08)
Previously Provided Guidance + Q2 Performance
($0.11)
Revenue
~($0.11)
Incremental Material Costs net of Recoveries
Operating Performance and Reduced Cost Structure
Interest
~($0.03)
Income Tax Expense
~($0.02)
2nd Half Non-Operating Impact of ~($0.05)
2022 Midpoint Guidance Updated
($0.20)

- Adjusting revenue guidance to reflect slower-than-expected improvement in customer production volumes despite continued strong end-market demand
- Expecting current and continued pricing actions and supply chain initiatives to offset continued incremental material costs inline with prior expectations
- Remain focused on operating performance and cost control to offset macroeconomic headwinds
- Expecting higher interest expense primarily due to increased interest rates and impact of net investment hedge settlement
- Expecting incremental tax expense due to the forecasted geographical mix of earnings and US tax on foreign operations
- Expecting to remain in compliance with the amended covenants through the covenant relief period which ends Q1 2023

Updating 2022 full-year adjusted EPS guidance to reflect second quarter performance and current market conditions

15

16 Summary Q2 2022 Summary ▸ Control Devices – Volatility in Q2 customer production schedules driving revenue performance inline with Q1. Continued focus on offsetting incremental material costs with pricing actions and supply chain strategies, while managing controllable costs. ▸ Electronics – Continued strong sales growth during the quarter. Improved financial performance due to pricing actions and favorable net engineering spend. Continued strong take rates on first MirrorEye OEM program in Europe. ▸ Stoneridge Brazil – Macroeconomic challenges continue – focus on growing OEM business, maintaining margin profile and supporting global engineering efforts with highly capable, cost-efficient engineering footprint 2022 Outlook and Guidance ▸ Reducing previously provided full-year 2021 adjusted revenue guidance to reflect slower-than-expected improvement in customer production volumes despite continued strong end-market demand ▸ Midpoint adjusted revenue guidance of $865 million ($855 million - $875 million) ▸ Reducing 2022 adjusted gross and operating margin guidance to reflect reduced fixed cost leverage on reduced revenue expectations, offset in-part by actions taken to reduce cost structure ▸ Midpoint adjusted gross margin guidance of 21.5% (reduction of 75 basis points) ▸ Midpoint adjusted operating margin guidance of 1.0% (reduction of 50 basis points) ▸ Reducing 2022 adjusted EBITDA margin guidance to reflect operating performance expectations ▸ Midpoint adjusted EBITDA margin guidance of 5.0% (reduction of 75 basis points) ▸ Reducing adjusted EPS guidance to the midpoint of ($0.20) Adapting and responding to challenging macroeconomic conditions to maximize financial performance and drive shareholder value

17 Appendix

18 Income Statement CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share data)           Net sales $ 220,936 $ 191,334 $ 441,994 $ 385,129 Costs and expenses: Cost of goods sold 182,372 148,493 361,987 296,202 Selling, general and administrative 28,938 31,380 56,337 60,756 Gain on sale of Canton Facility, net - (30,718) - (30,718) Design and development 15,554 15,495 32,582 30,146 Operating (loss) income (5,928) 26,684 (8,912) 28,743 Interest expense, net 1,217 1,860 3,003 3,626 Equity in loss (earnings) of investee 377 (496) 458 (1,110) Other (income) expense, net (596) (272) 735 86 (Loss) income before income taxes (6,926) 25,592 (13,108) 26,141 Provision for income taxes 413 5,794 1,906 6,213 Net (loss) income $ (7,339) $ 19,798 $ (15,014) $ 19,928 (Loss) earnings per share: Basic $ (0.27) $ 0.73 $ (0.55) $ 0.74 Diluted $ (0.27) $ 0.72 $ (0.55) $ 0.73 Weighted-average shares outstanding: Basic 27,269 27,137 27,234 27,077 Diluted 27,269 27,432 27,234 27,442 Three months ended Six months ended June 30,  June 30,  2022 2021 2022 2021

19 Balance Sheet CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)           (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 40,692 $ 85,547 Accounts receivable, less reserves of $1,938 and $1,443, respectively 159,733 150,388 Inventories, net 144,108 138,115 Prepaid expenses and other current assets 51,247 36,774 Total current assets 395,780 410,824 Long-term assets: Property, plant and equipment, net 105,137 107,901 Intangible assets, net 45,928 49,863 Goodwill 33,537 36,387 Operating lease right-of-use asset 15,483 18,343 Investments and other long-term assets, net 42,549 42,081 Total long-term assets 242,634 254,575 Total assets $ 638,414 $ 665,399 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Current portion of debt $ 4,178 $ 5,248 Accounts payable 109,179 97,679 Accrued expenses and other current liabilities 67,111 70,139 Total current liabilities 180,468 173,066 Long-term liabilities: Revolving credit facility 157,820 163,957 Deferred income taxes 9,286 10,706 Operating lease long-term liability 12,313 14,912 Other long-term liabilities 5,999 6,808 Total long-term liabilities 185,418 196,383 Shareholders' equity: Preferred Shares, without par value, 5,000 shares authorized, none issued - - Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,318 and 27,191 shares outstanding at June 30, 2022 and December 31, 2021, respectively, with no stated value - - Additional paid-in capital 230,455 232,490 Common Shares held in treasury, 1,648 and 1,775 shares at June 30, 2022 and December 31, 2021, respectively, at cost (51,081) (55,264) Retained earnings 200,734 215,748 Accumulated other comprehensive loss (107,580) (97,024) Total shareholders' equity 272,528 295,950 Total liabilities and shareholders' equity $ 638,414 $ 665,399 June 30, December 31, 2022 2021

20 Statement of Cash Flows CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Six months ended June 30, (in thousands)           OPERATING ACTIVITIES: Net (loss) income $ (15,014) $ 19,928 Adjustments to reconcile net income to net cash provided by (used for) operating activities: Depreciation 13,618 14,099 Amortization, including accretion and w rite-off of deferred financing costs 4,323 3,126 Deferred income taxes (1,868) 1,658 Loss (earnings) of equity method investee 458 (1,110) Gain on sale of fixed assets (95) (139) Share-based compensation expense 2,834 2,761 Excess tax deficiency (benefit) related to share-based compensation expense 259 (289) Gain on settlement of net investment hedge (3,716) - Gain on sale of Canton Facility, net - (30,718) Gain on disposal of business, net - (740) Change in fair value of earn-out contingent consideration - 1,215 Changes in operating assets and liabilities: Accounts receivable, net (15,481) (17,175) Inventories, net (11,864) (24,750) Prepaid expenses and other assets (15,538) (3,084) Accounts payable 16,577 13,610 Accrued expenses and other liabilities 7,689 (1,033) Net cash used for operating activities (17,818) (22,641) 2022 2021

21 Statement of Cash Flows (Cont.) INVESTING ACTIVITIES: Capital expenditures, including intangibles (14,890) (14,043) Proceeds from sale of fixed assets 140 474 Proceeds from settlement of net investment hedge 3,820 - Proceeds from disposal of business, net - 1,050 Proceeds from sale of Canton Facility, net - 35,167 Investment in venture capital fund, net (450) (1,599) Net cash (used for) provided by investing activities (11,380) 21,049 FINANCING ACTIVITIES: Revolving credit facility borrow ings 11,190 30,000 Revolving credit facility payments (16,500) (40,000) Proceeds from issuance of debt 19,163 21,888 Repayments of debt (20,358) (25,082) Earn-out consideration cash payment (6,276) - Repurchase of Common Shares to satisfy employee tax w ithholding (699) (2,349) Net cash used for financing activities (13,480) (15,543) Effect of exchange rate changes on cash and cash equivalents (2,177) (1,197) Net change in cash and cash equivalents (44,855) (18,332) Cash and cash equivalents at beginning of period 85,547 73,919 Cash and cash equivalents at end of period $ 40,692 $ 55,587 Supplemental disclosure of cash flow information: Cash paid for interest, net $ 3,022 $ 3,468 Cash paid for income taxes, net $ 3,936 $ 6,645

Segment Financial Information

Stoneridge

SEGMENT REPORTING

	Three months ended June 30, 2022	Three months ended June 30, 2021	Six months ended June 30, 2022	Six months ended June 30, 2021
Net Sales:				
Control Devices	$ 84,566	$ 86,345	$ 168,626	$ 185,963
Inter-segment sales	451	374	1,381	2,354
Control Devices net sales	85,017	86,719	170,007	188,317
Electronics	123,021	90,085	247,974	172,855
Inter-segment sales	7,368	7,229	15,079	13,208
Electronics net sales	130,389	97,314	263,053	186,063
Stoneridge Brazil	13,349	14,904	25,394	26,311
Inter-segment sales	-	-	-	-
Stoneridge Brazil net sales	13,349	14,904	25,394	26,311
Eliminations	(7,819)	(7,603)	(16,460)	(15,562)
Total net sales	$ 220,936	$ 191,334	$ 441,994	$ 385,129
Operating (Loss) Income:				
Control Devices	$ 4,118	$ 37,065	$ 10,894	$ 47,230
Electronics	(2,524)	(1,807)	(5,236)	(2,680)
Stoneridge Brazil	970	(749)	1,462	(797)
Unallocated Corporate [(A)]	(8,492)	(7,825)	(16,032)	(15,010)
Total operating (loss) income	$ (5,928)	$ 26,684	$ (8,912)	$ 28,743
Depreciation and Amortization:				
Control Devices	$ 3,405	$ 3,858	$ 6,966	$ 7,937
Electronics	3,530	3,059	7,123	5,868
Stoneridge Brazil	1,032	1,041	2,023	2,045
Unallocated Corporate	567	685	1,128	1,374
Total depreciation and amortization [(B)]	$ 8,534	$ 8,643	$ 17,240	$ 17,224
Interest Expense (Income), net:				
Control Devices	$ 18	$ 22	$ 43	$ 67
Electronics	228	95	301	191
Stoneridge Brazil	(533)	(27)	(691)	(34)
Unallocated Corporate	1,504	1,770	3,350	3,402
Total interest expense, net	$ 1,217	$ 1,860	$ 3,003	$ 3,626
Capital Expenditures:				
Control Devices	$ 1,916	$ 3,380	$ 5,761	$ 4,741
Electronics	1,926	461	4,759	3,911
Stoneridge Brazil	1,258	757	1,927	1,419
Unallocated Corporate [(C)]	680	197	701	698
Total capital expenditures	$ 5,780	$ 4,795	$ 13,148	$ 10,769

(A) Unallocated Corporate expenses include, among other items, accounting/finance, human resources, information technology and legal costs as well as share-based compensation.

(B) These amounts represent depreciation and amortization on property, plant and equipment and certain intangible assets.

(C) Assets located at Corporate consist primarily of cash, intercompany loan receivables, fixed assets for the corporate headquarter building, leased assets, information technology assets, equity investments and investments in subsidiaries.

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23 Reconciliations to US GAAP

24 Reconciliations to US GAAP This document contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in the appendix of this document. The provision of these non- GAAP financial measures is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this document and the adjustments that management can reasonably predict.

25 Reconciliations to US GAAP (USD in millions) Q2 2022 Q2 2022 EPS Net Loss (7.3) $ (0.27) $ Add: After-Tax Brazilian Indirect Tax Credit (0.6) (0.02) Adjusted Net Loss (7.9) $ (0.29) $ Reconciliation of Q2 2022 Adjusted EPS Reconciliation of Q1 2022 Adjusted EPS (USD in millions) Q1 2022 Q1 2022 EPS Net Loss (7.7) $ (0.28) $ Add: After-Tax Write-off of Deferred Financing Fees 0.4 0.01 Adjusted Net Loss (7.4) $ (0.27) $

26 Reconciliations to US GAAP Reconciliation of Adjusted Operating Loss (USD in millions) Q1 2022 Q2 2022 Operating Loss (3.0) $ (5.9) $ Add: Pre-Tax Brazilian Indirect Tax Credit, Net - (0.6) Adjusted Operating Loss (3.0) $ (6.5) $

27 Reconciliations to US GAAP (USD in millions) Q2 2022 Tax Rate Loss Before Tax (6.9) $ Add: Pre-Tax Brazilian Indirect Tax Credit (0.8) Adjusted Loss Before Tax (7.7) $ Income Tax Expense 0.4 (6.0%) Add: Tax Impact from Pre-Tax Adjustments (0.2) Adjusted Income Tax Expense 0.2 $ (2.8%) Reconciliation of Adjusted Tax Rate

28 Reconciliations to US GAAP Reconciliation of Adjusted Sales (USD in millions) Q1 2022 Q2 2022 Sales 221.1 $ 220.9 $ Less: Sales from Spot Purchase Recoveries (24.4) (15.3) Adjusted Sales 196.6 $ 205.7 $ Reconciliation of Adjusted Sales Ex. FX Impact* (USD in millions) Q2 2022 Adjusted Sales 205.7 $ Add: FX Impact 1.6 Adjusted Sales Ex. FX Impact 207.3 $ *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

29 Reconciliations to US GAAP Reconciliation of Adjusted Operating Loss Ex. FX Impact* (USD in millions) Q2 2022 Adjusted Operating Loss (6.5) $ Add: FX Impact 1.6 Adjusted Operating Loss Ex. FX Impact (4.9) $ Reconciliation of Gross Profit Ex. FX Impact* (USD in millions) Q2 2022 Gross Profit 38.6 $ Add: FX Impact 2.3 Gross Profit Ex. FX Impact 40.8 $ *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates Reconciliation of Adjusted EBITDA Ex. FX Impact* (USD in millions) Q2 2022 Adjusted EBITDA 2.3 $ Add: FX Impact (0.3) Adjusted EBITDA Ex. FX Impact 2.0 $

30 Reconciliations to US GAAP Reconciliation of Control Devices Sales Ex. FX Impact* (USD in millions) Q2 2022 Control Devices Sales 85.0 $ Add: FX Impact 0.6 Control Devices Sales Ex. FX Impact 85.6 $ Reconciliation of Control Devices Operating Income Ex. FX Impact* (USD in millions) Q2 2022 Control Devices Adjusted Income 4.1 $ Add: FX Impact 0.0 Control Devices Operating Income Ex. FX Impact 4.1 $ *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

31 Reconciliations to US GAAP Reconciliation of Electronics Adjusted Sales (USD in millions) Q1 2022 Q2 2022 Electronics Sales 132.7 $ 130.4 $ Less: Sales from Spot Purchase Recovery (24.4) (15.3) Electronics Adjusted Sales 108.3 $ 115.1 $ Reconciliation of Electronics Adjusted Sales Ex. FX Impact* (USD in millions) Q2 2022 Electronics Adjusted Sales 115.1 $ Add: FX Impact 1.8 Electronics Adjusted Sales Ex. FX Impact 117.0 $ Reconciliation of Electronics Operating Loss Ex. FX Impact* (USD in millions) Q2 2022 Electronics Operating Loss (2.5) $ Add: FX Impact 2.1 Electronics Operating Loss Ex. FX Impact (0.5) $ *Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

Reconciliations to US GAAP

Stoneridge

Reconciliation of Stoneridge Brazil Sales Ex. FX Impact*

(USD in millions)	Q2 2022
Stoneridge Brazil Sales	**$ 13.3**
Add: FX Impact	(0.7)
Stoneridge Brazil Sales Ex. FX Impact	**$ 12.6**

Reconciliation of Stoneridge Brazil Adjusted Operating Income

(USD in millions)	Q1 2022	Q2 2022
Stoneridge Brazil Operating Income	**$ 0.5**	**$ 1.0**
Add: Pre-Tax Business Realignment Costs	0.0	-
Add: Pre-Tax Brazilian Indirect Tax Credit, Net	-	(0.6)
Stoneridge Brazil Adjusted Operating Income	**$ 0.5**	**$ 0.4**

Reconciliation of Stoneridge Brazil Adjusted Operating Income Ex. FX Impact*

(USD in millions)	Q2 2022
Stoneridge Brazil Adjusted Operating Income	**$ 0.4**
Add: FX Impact	(0.4)
Stoneridge Brazil Adjusted Operating Income	**$0.0**

*Adjusted for estimated foreign currency translation and transaction impact using first quarter average foreign currency rates

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